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                                   EXHIBIT 5.1

                   Opinion of Brobeck, Phleger & Harrison LLP


                              November 21, 1997




CardioDynamics International Corporation
6175 Nancy Ridge Drive, Suite 300
San Diego, California 92121

Ladies and Gentlemen:

        In connection with your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 1,000,000 shares of Common Stock of CardioDynamics International Corporation (the "Company") under the Company's Amended and Restated 1995 Stock Option/Stock Issuance Plan, we advise you that, in our opinion, if and when such shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the option agreements executed under the Company's Amended and Restated 1995 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Yours very truly,



                                            BROBECK, PHLEGER & HARRISON LLP